SECURED COMMERCIAL PROMISSORY NOTE

DATE OF NOTE:	December 19, 2017
PRINCIPAL AMOUNT OF NOTE:	$4,000,000
MATURITY DATE:	June 18, 2018
INTEREST RATE:	Twelve (12%) per annum, as adjusted

For Value Received, **MARIMED ADVISORS, INC.**, a Delaware corporation having its principal office at 26 Ossipee Road, Newton, Massachusetts 02464 (the "Maker"), promises to pay to the order of Best Buds Funding LLC having a principal address at c/o BLDG Management, 417 Fifth Ave., Suite 400, New York, NY 10016, or its successors and assigns (the "Payee"), the aggregate principal sum of Four Million ($4,000,000) Dollars, in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding (herein called the "Principal Amount") at the rate of twelve (12%) percent per annum from the date of this Note until paid in full, subject to Section 2 and 6, below. All payments of principal and interest under this Note shall be made pari passu to the Payee in accordance with the relative percentages set forth next to each of their names on Schedule A.

Maker herein acknowledges and expressly warrants that this transaction is not a consumer transaction and that the monies borrowed pursuant to this Note are being used solely for commercial purposes, and that no portion of the loan proceeds are to be used for personal, family, household, agricultural or consumer purposes.

1. **PAYMENTS OF INTEREST ONLY**. Interest on the Principal Amount shall be paid monthly in arrears, except for the first payment of interest on this Note, at the annual rate of twelve (12%) percent to the Payee at its address above, or such other place as each such Payee may designate to Maker in writing, in equal monthly installments in an amount equal to one twelfth of the annual interest on the Principal Amount, with the first payment of interest on January 2, 2018 and continuing on the 1st day of each month thereafter until earlier of the date the all outstanding principal and interest under this Note has been paid in full or the Maturity Date as defined herein. Maker agrees to pay the interest on the Principal Amount from the date hereof through December 31, 2017 in advance on the date hereof.

2. **EXTENSION AND INTEREST RATE INCREASE.** Maker agrees that if the Note is not paid in full by the Maturity Date, the Payee, at its option, may extend the loan for an additional six (6) months by providing written notice of such extension election to Maker on or prior to the fifth day after the Maturity Date. If so extended, the extension period will be deemed to have commenced one day after the Maturity Date ("Extension Start Date") and will end on the six-month anniversary of the Extension Start Date. If so extended, the annual rate of interest on the Principal Amount shall be increased by an additional two

(2%) percent for an effective annual interest rate of fourteen (14%) percent, which shall apply from the Extension Start Date until the Date that all principal and interest due under this Note has been paid in full.

3. **APPLICATION OF PAYMENTS**. Monthly payments shall be applied first to accrued and unpaid interest. Interest shall be calculated on the basis of a 360-day year and accrued and paid for the actual number of days elapsed in any period for which interest is payable. Accordingly, interest accruing hereunder shall be calculated with respect to each period for which interest is accrued, shall be payable in arrears on each payment date and shall be computed on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant period for which interest is accrued. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the payment date for a given month is not a Business Day, the amounts due on the Payment Date for such month shall be due on the next succeeding Business Day. "Business Day" shall mean a day other than (a) a Saturday or Sunday, or (b) any day on which commercial banks in New York City are authorized or required by law to be closed for general banking business.

4. **MATURITY DATE.** The Principal Amount, together with all accrued and unpaid interest thereon and all other sums payable hereunder, shall mature and shall be due and payable to the Payee on June ____, 2018 (the "Maturity Date"), subject to the extension prescribed by Section 2, above.

5. **GUARANTY; SECURITY INTEREST**. The obligations of the Maker under this Note are guaranteed by Mari Holdings MD, LLC under the terms of the guaranty, dated as of the date hereof, annexed hereto as Exhibit A (the "Guaranty"), and secured by the terms of an Indemnity Deed of Trust, dated as the date hereof, a copy of which is annexed hereto as Exhibit B (the "Trust").

6. **ACCELERATION; EXPENSES.** The Payee may, without any prior notice to Maker, unless applicable law requires otherwise (and in such case, after the minimum required notice has been given), accelerate the Maturity Date if an Event of Default (as defined in that certain Indemnity Deed of Trust encumbering the premises known as 504 First Street, Hagerstown, MD (the "Trust")) shall occur regardless of any prior forbearance. The Maker shall pay all of the costs and expenses incurred by the Payee in connection with collecting or attempting to collect any sums due under this Note or enforcing any provision of this Note or the Trust, including, but not limited to, attorneys' fees and disbursements and applicable statutory costs, whether incurred out of court or in litigation, including appeals and bankruptcy proceedings.

7. **LATE PAYMENTS AND DEFAULT INTEREST.**

(a) If any amount due under this Note is not received by the Payee on or before 12:00 pm EST on the tenth (10th) day after the 13th month in which such payment is due (or, if such tenth (10th) day is not a Business Day, the Business Day immediately preceding such tenth (10th) day), then the Maker shall pay to the Payee a late charge equal to one (1%) percent of such overdue amount, which late charge shall be immediately due and payable without notice or demand by the Payee. During the continuance of an Event of Default (as defined in the Indemnity Deed of Trust of even date herewith delivered by Mari Holdings MD, LLC ("MHMD") in favor of the Payee ("Deed of Trust")), interest on the Principal Amount shall accrue at the 18% per annum ("Default Rate") until the Principal Amount, together with all accrued interest thereon, is paid in full. The foregoing shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under this Note, the Mortgage, or any other instrument securing or evidencing the Principal Amount. All amounts evidenced hereby shall bear interest at the Default Rate from the date of maturity of this Note, by acceleration or otherwise, until paid. Any accrued and unpaid interest on this Note remaining past due for thirty (30) days or more may, at Payee's election, be added to and become part of the unpaid principal balance secured by this Note.

(b) Maker acknowledges and agrees that: (i) its failure to make timely payments will cause the Payee to incur additional expenses in servicing and processing the loan evidenced hereby; (ii) it is extremely difficult and impractical to determine those additional expenses; (iii) Payee is entitled to be compensated for such additional expenses; and (iv) the late charge described above represents a fair and reasonable estimate, taking into account all circumstances existing on the date hereof, of the additional expenses Payee will incur by reason of any such late payment. In addition, Maker acknowledges that, in connection with any failure to timely pay all amounts due in respect of the Note on the Maturity Date, or during the time that any payment due under the Note or the other Financing Documents (as defined in the Deed of Trust) is delinquent for more than thirty (30) days: (i) Payee's risk of nonpayment will be materially increased; (ii) Payee's ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted; (iii) Payee will incur additional costs and expenses arising from its loss of the use of the amounts due; (iv) it is extremely difficult and impractical to determine such additional costs and expenses; (v) Payee is entitled to be compensated for such additional risks, costs and expenses; and (vi) the increase from the Interest Rate to the Default Rate represents a fair and reasonable estimate of the additional risks, costs and expenses Payee will incur by reason of Maker's delinquent payment and the additional compensation Payee is entitled to receive for the increased risks of nonpayment associated with a delinquency on the Note (taking into account all circumstances existing on the date of this Note).

(c) Notwithstanding anything herein to the contrary, all agreements between the Borrower and the Payee is hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby, exceed the maximum permissible interest rate under applicable law.

8. **PREPAYMENT.** This Note may be prepaid in whole or in part, and without penalty, at any time and from time to time after March 18, 2018; provided that (i) the Maker gives the Payee written notice of the prepayment at least three business days prior to prepayment, which notice shall expressly set forth the date such prepayment is to be made (the "Noticed Prepayment Date"), and (ii) the Maker is not then in default under any of the terms or conditions of this Note, the Deed of Trust or any other document executed by the Maker in connection with this Note and/or the Deed of Trust.

9. **WAIVER; ENFORCEMENT.** Presentment, demand notice of dishonor, notice of protest, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns. No release of any security for the indebtedness evidenced by this Note, or any portion thereof, and no alteration, amendment or waiver of any provision of this Note or of any instrument evidencing and/or securing the indebtedness evidenced by this Note made by agreement between the Payee and any other person or party shall release, discharge, modify, change or affect the liability of the Maker under this Note or under such instrument. The remedies provided the Payee in this Note and the Deed of Trust and the guaranty of even date herewith delivered by MHMD for the benefit of the Payee ("Guaranty") shall be cumulative and concurrent, and shall be in addition to every other right or remedy now and hereafter provided by law or equity. Such remedies may be pursued singly, successively or together against the Maker, any of the property, rights or other assets subject to the Deed of Trust, or any other security at the option of the Payee. The failure to exercise or delay in exercising any such remedy shall not be construed as a waiver or release thereof. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever. In the event that it should become necessary to employ counsel to collect or enforce the indebtedness evidenced hereby or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought. To the fullest extent permitted by law, the Maker hereby irrevocably waives trial by jury in any judicial proceeding brought by the Payee or the Maker involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Note, the Deed of Trust, the Guaranty and/or the transactions contemplated hereby or thereby. To the fullest extent permitted by law, the Maker hereby irrevocably waives, in connection with any suit, action or proceeding brought by the Payee under this Note, the Deed of Trust or the Guaranty, any and every right it may have to, (i) interpose any counterclaim therein and (ii) have the same consolidated with any other or separate suit, action or

proceeding. Nothing herein contained shall prevent or prohibit the Payee from instituting or maintaining a separate action against the Maker with respect to any asserted claim.

10. **DEED OF TRUST; GOVERNING LAW.** The indebtedness evidenced by this Note is secured by the Deed of Trust and the properties, rights and other assets and proceed thereof subject to the Deed of Trust, and is subject to all of the terms and conditions thereof. Reference is made thereto for certain rights as to acceleration of the indebtedness evidenced by this Note. Upon the occurrence of an Event of Default (as defined in the Deed of Trust), the Principal Amount and all accrued and unpaid interest thereon, and all other amounts secured by the Deed of Trust shall, at the option of the Payee, become immediately due and payable. This Note shall be governed by the laws of the State of New York without regard to conflicts of law provisions.

11. **LEGAL RATE OF INTEREST.** This Note is subject to the express condition that at no time shall the Maker be obligated or required to pay interest on the Principal Amount at a rate in excess of the maximum rate which the Maker is permitted by law to contract or agree to pay. If by the terms of this Note, the Maker at any time is required or obligated to pay interest on the Principal Amount at a rate in excess of such maximum rate, then the rate of interest hereunder shall be deemed to be reduced immediately and automatically to such maximum rate, interest payable hereunder shall be computed at such maximum rate and any prior interest payment made in excess of such maximum rate shall be immediately and automatically applied to, and shall be deemed to have been payment made in reduction of, the Principal Amount.

12. **RELATIONSHIP OF PARTIES.** The Payee shall in no event be constituted for any purpose to be a partner, joint venture or associate of the Maker or of any lessee, operator, concessionaire or licensee of the Maker in the conduct of their respective businesses.

13. **MODIFICATION.** This Note may not be modified, amended, discharged or waived orally, but only by an agreement in writing signed by Maker and all of the Payee.

14. **GOVERNING LAW.** This Note is delivered in and shall be construed under the laws of the New York and, in any litigation in connection herewith, or enforcement of the Note, or any endorsement or guarantee of this Note or any security given for the payment hereof including the Deed of Trust and Guaranty or other loan documents, Maker, and each of them, waive trial by jury and consent to confer personal jurisdiction on Courts of the State of New York, County of New York, or the Federal Court, Southern District of New York. The term "Maker" shall include successors, endorsees, and assigns of the Maker. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers and shall be binding upon them, their successors and assigns.

15. **TIME IS OF THE ESSENCE.** Maker agrees that, with respect to each and every obligation and covenant of Maker contained in this Note and the other Financings, time is of the essence.

IN WITNESS WHEREOF THE PARTIES HAVE HEREUNTO SET THEIR HANDS ON THE DATE OF THIS NOTE.

MARIMED ADVISORS, INC.

By: Jon R. Levine
Title: CFO

Address of Collateral:

504 E 1st Street
Hagerstown, MD

STATE OF MASSACHUSETTS)
: ss.:
COUNTY OF MIDDLESEX)

On the 5th day of December in the year 2017 before me, the undersigned, personally appeared Jon Levine, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

ELIZABETH MANOS
MY COMMISSION EXPIRES 07-04-2019
COMMONWEALTH OF MASSACHUSETTS
NOTARY PUBLIC

Notary Public

363317.4